UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRUB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 10, 2020, Grubhub Inc., a Delaware corporation (“Grubhub” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Just Eat Takeaway.com N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (“Parent”), Checkers Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Checkers Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub, the “Merger Subs”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Initial Merger”), with the Company continuing as the surviving company in the Merger (the “Initial Surviving Company”). Immediately thereafter, the Initial Surviving Company will merge with and into Merger Sub II (the “Subsequent Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II continuing as the surviving company.

On and subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Initial Merger (the “First Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”) (other than any shares of Company Common Stock owned by the Company and any shares of Company Common Stock owned by Parent, Merger Sub, Merger Sub II or any other direct or indirect wholly owned subsidiary of Parent), will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Initial Surviving Company (the “Initial Surviving Company Stock”). Each such share of Initial Surviving Company Stock will immediately thereafter be automatically exchanged for 0.6710 (the “Exchange Ratio”) American depositary shares of Parent (“Parent ADS”), with each Parent ADS representing one ordinary share in the share capital of Parent with a nominal value of €0.04 per share (“Parent Ordinary Shares”) (the “Merger Consideration”).

In connection with the Merger Agreement, each option that represents the right to acquire shares of Company Common Stock and that is outstanding immediately prior to the First Effective Time (the “Options”), whether or not then vested or exercisable, will at the First Effective Time be converted into an option (the “Assumed Options”) to purchase Parent ADSs (or, as determined by Parent, Parent Ordinary Shares) with respect to that number of Parent ADSs (or Parent Ordinary Shares) that is equal to the product of (a) the number of shares of Company Common Stock subject to such Option as of immediately prior to the First Effective Time and (b) the Exchange Ratio, rounded down to the nearest number of whole Parent ADSs (or Parent Ordinary Shares). The exercise price per share of each Assumed Option will be equal to the exercise price per share of the corresponding Option divided by the Exchange Ratio, rounded up to the nearest whole cent. Following the First Effective Time, each Assumed Option shall be subject to such other terms and conditions as applied to the corresponding Option immediately prior to the First Effective Time. In addition, each restricted stock unit award with respect to shares of Company Common Stock that is outstanding immediately prior to the First Effective Time (the “Company RSUs”) will, at the First Effective Time, be converted into a restricted stock unit (each, an “Assumed RSU”) with respect to a number of Parent ADSs (or, as determined by Parent, Parent Ordinary Shares) equal to the number of shares of Company Common Stock subject to such Company RSU immediately prior to the First Effective Time multiplied by the Exchange Ratio and rounded to the nearest number of whole Parent ADSs (or Parent Ordinary Shares), and otherwise will be subject to the same terms and conditions that applied to the corresponding Company RSU immediately prior to the First Effective Time. Upon the exercise of an Assumed Option or settlement of an Assumed RSU, the Parent Ordinary Shares underlying each such Assumed Option and each such Assumed RSU may be deposited in Stichting Administratiekantoor Takeaway.com (the “STAK”). The STAK will hold such shares on behalf of the former holder of the Assumed Option or Assumed RSU, as applicable, and exercise all voting rights with respect to such Parent Ordinary Shares. Such former holder will receive one depository receipt of the STAK for each deposited Parent Ordinary Share (each, a “STAK DR”). Each STAK DR will entitle the holder thereof to all economic benefits of the underlying Parent Ordinary Shares and, subject to any blackout or restrictions under applicable law, entitle such holder to direct the STAK to sell the underlying Parent Ordinary Shares and transfer the proceeds to such holder. If Parent does not elect to deposit the underlying Parent Ordinary Shares into the STAK, such awards will be settled in Parent ADSs or Parent Ordinary Shares, as applicable.

Pursuant to the terms of the Merger Agreement, Parent will increase the size of the Supervisory Board of Parent by two supervisory directors and the size of the Management Board of Parent by one director. Parent will also take such actions that are necessary to cause two individuals who currently serve on the Company’s board of directors to be appointed as supervisory directors of Parent (the “Supervisory Board Nominees”) and one individual who served as a director on the Company’s board of directors at the time of the designation by the Company to be appointed as a managing director of Parent (the “Management Board Nominee”). Parent’s obligations to take the foregoing obligations are subject to applicable law and obtaining the necessary approval by shareholders of Parent and the Supervisory Board Nominees’ and the Management Board Nominee’s continued service as directors on the Company’s board of directors until immediately prior to the First Effective Time. The Supervisory Board Nominees and the Management Board Nominee will be designated by the Company, following consultation between Parent and the Company.

The Company, Parent and the Merger Subs each have made customary representations, warranties and covenants in the Merger Agreement, in each case generally subject to customary materiality qualifiers. Among other things, each party has agreed, subject to certain exceptions, (i) to use reasonable best efforts to conduct its business in the ordinary course of business, from the date of the Merger Agreement until the First Effective Time, and not to take certain actions prior to the First Effective Time without the prior written consent of the other party, (ii) not to solicit alternative business combination transactions, and (iii) not to engage in discussions or negotiations regarding any alternative business combination transactions.

The closing of the Mergers is conditioned on certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote thereon, (ii) at a general meeting of shareholders of Parent, (a) the adoption of resolutions approving the transactions under the Merger Agreement, including authorizing the Management Board of Parent to issue Parent Ordinary Shares, by a majority of the votes validly cast by holders of Parent Ordinary Shares and (b) binding nominations for appointment of the Supervisory Board Nominees and the Management Board Nominee not having been overruled by more than half of the votes validly cast by holders of Parent Ordinary Shares, such number of votes representing more than one-third of Parent’s issued share capital, (iii) the Parent ADSs issuable as Merger Consideration being approved for listing on the New York Stock Exchange or Nasdaq Global Select Market, and the Parent Ordinary Shares underlying the Parent ADSs issuable as Merger Consideration being admitted to listing on the exchanges on which Parent Ordinary Shares are then traded, (iv) the effectiveness of applicable registration statements, (v) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act (“HSR Clearance”), obtaining clearance from the United Kingdom Competition and Markets Authority (“CMA Clearance”) and obtaining approval from the Committee on Foreign Investment in the United States (“CFIUS Clearance”), in each case, without the imposition of any terms, conditions or consequences that would reasonably be excepted to result in a material adverse effect on the combined company, and (vi) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the transactions contemplated by the Merger Agreement and the absence of a material adverse effect on the Company or Parent.

The Merger Agreement contains certain termination rights for the Company and Parent, including (i) if the Mergers are not consummated on or before the “outside date” of June 10, 2021 (subject to extension to September 10, 2021 under certain circumstances), (ii) if the required approval of the Company stockholders or the Parent shareholders is not obtained, (iii) subject to compliance with certain terms of the Merger Agreement, in order to enter into a definitive agreement providing for a superior proposal, (iv) if the other party materially breaches its representations, warranties or covenants and fails to cure such breach, (v) if any law or order prohibiting the Mergers or the transactions contemplated by the Merger Agreement has become final and non-appealable or (vi) if the Company’s board of directors or the Supervisory Board and the Management Board of Parent, as applicable, changes its recommendation.

In the event of a termination of the Merger Agreement under certain specified circumstances, including termination by the Company to enter into an agreement providing for a superior proposal, or a termination by Parent following a change in recommendation by the Company’s board of directors, the Company may be required to pay Parent a termination fee equal to $144 million. In the event of a termination of the Merger Agreement under certain specified circumstances, including termination by Parent to enter into an agreement providing for a superior proposal, or a termination by the Company following a change in recommendation by the Supervisory Board and the Management Board of Parent, Parent may be required to pay the Company a termination fee equal to $144 million.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent. Accordingly, investors should read the representations and warranties of the Company or Parent and their respective subsidiaries in the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Voting and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, on June 10, 2020, the Company entered into a voting and support agreement (the “Voting Agreement”) with Mr. Jitse Groen (the “Shareholder”), who beneficially owns approximately 10% of the issued Parent Ordinary Shares. Pursuant and subject to the terms of the Voting Agreement, the Shareholder agreed, among other things, to vote the ordinary shares of Parent of which he is or becomes the beneficial owner (the “Covered Shares”), (i) in favor of the proposals to be brought before Parent’s shareholders pursuant to the terms of the Merger Agreement, and (ii) against proposals by third parties to acquire Parent. The Shareholder also agreed to take other actions in furtherance of the transactions contemplated by the Merger Agreement. Subject to certain exceptions, the Voting Agreement prohibits certain transfers by the Shareholder of any of the Covered Shares.

The Voting Agreement will terminate automatically on the first to occur of (i) the mutual agreement of the parties to terminate the Voting Agreement, (ii) immediately following the closing of the transactions contemplated by the Merger Agreement, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) the occurrence of a change of the recommendation of the Supervisory Board and the Management Board of Parent with respect to the transactions contemplated by the Merger Agreement, and (v) a material amendment, supplement or waiver of any provisions of the Merger Agreement, without the Shareholder’s prior consent in a manner that materially increases the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement) or that is materially adverse to the Shareholder relative to other shareholders of Parent (excluding, in all cases, any amendment, supplement or waiver affecting directors, officers or employees of Parent).

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grubhub Inc. Executive Severance Plan

On June 10, 2020, the Compensation Committee of the Company’s board of directors (the “Compensation Committee”) approved the terms of the Grubhub Inc. Executive Severance Plan (the “Severance Plan”), which will provide benefits to eligible executives, including our named executive officers, upon a termination of employment (i) by the Company other than for “cause” or (ii) by the participant with “good reason” (each, a “Qualifying Termination”). The Compensation Committee views the transition away from the Company’s legacy approach of entering into individual employment agreements with certain executive officers – which agreements served as the vehicle for severance arrangements between the Company and such executives – to a consolidated executive severance plan as bringing the Company’s executive severance arrangements in line with market best practices.

The Compensation Committee believes that the Severance Plan will continue to support the Company’s ability to attract and retain executives whose leadership is critical to the Company’s business by providing a participating executive with income protection in the event that the executive experiences an involuntary termination of employment without cause during the term of the Severance Plan. Upon execution of a participation agreement by an eligible executive, the Severance Plan will replace any currently existing severance arrangement between the Company and such executive.

Under the Severance Plan, participants are eligible to receive certain severance benefits upon a Qualifying Termination, subject to the participant’s execution and nonrevocation of a release of claims in favor of the Company. For our named executive officers, such severance benefits include a cash payment equal to the executive’s then-current base salary and subsidized COBRA continuation for 12 months. If a Qualifying Termination occurs during the period beginning 45 days prior to and ending 12 months after the closing of a “change in control,” a named executive officer would be eligible to receive the following enhanced severance benefits: (i) cash severance equal to 1.5x the sum of base salary and target bonus for the Company’s Chief Executive Officer (1x the sum of base salary and target bonus for the Company’s other named executive officers); (ii) a pro-rated target bonus for the year of termination; (iii) subsidized COBRA continuation for 18 months for the Chief Executive Officer (12 months for the Company’s other named executive officers); (iv) accelerated vesting of equity incentive awards; and (v) one-year post-termination exercise period for stock options.

The foregoing description of the Severance Plan is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Severance Plan to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among Just Eat Takeaway.com N.V., Checkers Merger Sub I, Inc., Checkers Merger Sub II, Inc. and Grubhub Inc., dated June 10, 2020.*

10.1	Voting and Support Agreement, by and among Mr. Jitse Groen and Grubhub Inc., dated June 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Grubhub Inc. hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward Looking Statements

This communication contains “forward-looking statements” regarding Grubhub, Just Eat Takeaway.com or their respective management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of Grubhub, are made in reliance on the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Grubhub or Just Eat Takeaway.com to terminate the merger agreement; the ability to obtain regulatory approvals and meet other closing conditions to the proposed merger on a timely basis or at all, including the risk that regulatory approvals required for the proposed merger are not obtained on a timely basis or at all or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the proposed merger; the ability to obtain approval by Grubhub stockholders and Just Eat Takeaway.com shareholders on the expected schedule or at all; difficulties and delays in integrating Grubhub’s and Just Eat Takeaway.com’s businesses; risks that the proposed merger disrupts Grubhub’s or Just Eat Takeaway.com’s current plans and operations; failing to fully realize anticipated synergies, cost savings and other anticipated benefits of the proposed merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the risk that unexpected costs will be incurred; the ability of Grubhub or Just Eat Takeaway.com to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the value of the Just Eat Takeaway.com ordinary shares to be issued in connection with the proposed merger; uncertainty as to the long-term value of the common stock of the combined company following the proposed merger; the continued availability of capital and financing following the proposed merger; the outcome of any legal proceedings that may be instituted against Grubhub, Just Eat Takeaway.com or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Grubhub’s and Just Eat Takeaway.com’s control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Grubhub’s and Just Eat Takeaway.com’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements generally relate to future events or Grubhub and Just Eat Takeaway.com’s future financial or operating performance and include, without limitation, statements relating to the proposed merger and the potential impact of the COVID-19 outbreak on Grubhub and Just Eat Takeaway.com’s business and operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

While forward-looking statements are Grubhub’s and Just Eat Takeaway.com’s current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent Grubhub’s and Just Eat Takeaway.com’s management’s beliefs and assumptions only as of the date of this communication, unless otherwise indicated, and there is no implication that the information contained in this communication is made subsequent to such date. For additional information concerning factors that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements and risk factors included in Grubhub’s filings with the Securities and Exchange Commission (the “SEC”), including Grubhub’s Annual Report on Form 10-K filed with the SEC on February 28, 2020, Grubhub’s Quarterly Reports on Form 10-Q and any further disclosures Grubhub makes in Current Reports on Form 8-K. Grubhub’s SEC filings are available electronically on Grubhub’s investor website at investors.grubhub.com or the SEC’s website at www.sec.gov. For additional information concerning factors that could cause future results to differ from those expressed or implied in the forward-looking statements, please refer to Just Eat Takeaway.com’s non-exhaustive list of key risks and cautionary statements included in Just Eat Takeaway.com’s Annual Report, which is available electronically on Just Eat Takeaway.com’s investor website at www.corporate.takeaway.com. Except as required by law, Grubhub and Just Eat Takeaway.com assume no obligation to update these forward-looking statements or this communication, or to update, supplement or correct the information set forth in this communication or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All subsequent written and oral forward-looking statements attributable to Grubhub, Just Eat Takeaway.com or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed merger, Just Eat Takeaway.com will file with the SEC a registration statement on Form F-4 to register the shares to be issued in connection with the proposed merger. The registration statement will include a preliminary proxy statement of Grubhub/prospectus of Just Eat Takeaway.com which, when finalized, will be sent to the stockholders of Grubhub seeking their approval of the respective merger-related proposals. Also in connection with the proposed merger, Just Eat Takeaway.com will file with the Netherlands Authority for the Financial Markets (“AFM”) and/or the UK Financial Conduct Authority (“FCA”) a prospectus for the listing and admission to trading on Euronext Amsterdam and/or the admission to listing on the FCA’s Official List and to trading on the London Stock Exchange’s Main Market for listed securities of the shares to be issued in connection with the proposed merger (the “Prospectus”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM F-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM F-4, THE PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, THE AFM AND/OR THE FCA IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GRUBHUB, JUST EAT TAKEAWAY.COM AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents and any other documents filed with or furnished to the SEC by Grubhub or Just Eat Takeaway.com free of charge through the website maintained by the SEC at www.sec.gov, from Grubhub at its website, investors.grubhub.com, or from Just Eat Takeaway.com at its website www.corporate.takeaway.com. The Prospectus, as well as any supplement thereto, will be made available on the website of Just Eat Takeaway.com at its website www.corporate.takeaway.com.

Participants in the Solicitation

Grubhub, Just Eat Takeaway.com and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger under the rules of the SEC. Information about Grubhub’s directors and executive officers is available in Grubhub’s proxy statement dated April 9, 2020 for its 2020 Annual Meeting of Stockholders. To the extent holdings of Grubhub securities by directors or executive officers of Grubhub have changed since the amounts contained in the definitive proxy statement for Grubhub’s 2020 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge from the sources indicated above, and from Grubhub by going to its investor relations page on its corporate website at investors.grubhub.com. Information about Just Eat Takeaway.com’s directors and executive officers and a description of their interests are set forth in Just Eat Takeaway.com’s 2019 Annual Report, which may be obtained free of charge from Just Eat Takeaway.com’s website, www.corporate.takeaway.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Grubhub or Just Eat Takeaway.com using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended and applicable United Kingdom, Dutch and other European regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: June 12, 2020	By:	/s/ Adam DeWitt
Adam DeWitt
President and Chief Financial Officer